UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 25, 2016

EDGEWELL PERSONAL CARE COMPANY

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-15401	43-1863181
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employee Identification Number)

1350 Timberlake Manor Parkway, Chesterfield, Missouri 63017

(Address of Principal Executive Offices, Including Zip Code)

314-594-1900

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Edgewell Personal Care Company (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”) at the Company’s headquarters on Monday, January 25, 2016. Of the 59,578,686 shares outstanding and entitled to vote at the Annual Meeting, 51,499,732 shares were represented in person or by proxy, constituting a quorum. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1: Management’s nominees for director were elected to serve until the Annual Meeting of Shareholders to be held in 2017 or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Against	Abstain	Broker Non-Votes
David P. Hatfield	44,090,676	130,289	52,463	7,226,304
Daniel J. Heinrich	42,188,469	2,030,335	54,624	7,226,304
Carla C. Hendra	43,815,879	403,513	54,036	7,226,304
R. David Hoover	41,711,663	2,506,146	55,619	7,226,304
John C. Hunter, III	41,707,942	2,508,915	56,571	7,226,304
Rakesh Sachdev	35,515,492	8,603,827	154,109	7,226,304

Proposal 2: The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2016 was ratified by the shareholders by the votes set forth in the table below:

For	Against	Abstain
50,931,600	493,879	74,253

Proposal 3: The Company’s executive compensation, as described in the Company’s Proxy Statement, was approved by the non-binding advisory votes of the shareholders set forth in the table below:

For	Against	Abstain	Broker Non-Votes
40,672,558	3,372,622	228,248	7,226,304

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EDGEWELL PERSONAL CARE COMPANY.

By:	/s/ Sandra J. Sheldon
Sandra J. Sheldon
Chief Financial Officer

Dated: January 28, 2016